SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2021

A-MARK PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter) (Exact name of registrant as specified in its charter)

Delaware	001-36347	11-246169
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

2121 Rosecrans Avenue Suite 6300 El Segundo, CA (Address of principal executive offices)	90245 (Zip code)

Registrant’s telephone number, including area code:  (310) 587-1477

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMRK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 4, 2021, A-Mark Precious Metals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with D.A. Davidson & Co., as representative of the several underwriters identified therein, relating to the sale of 2,500,000 shares (the “Shares”) of its common stock, par value $0.01 per share, at a price to the public of $28.00 per share (the “Offering”), and granted the underwriters a 30-day option to purchase from the Company up to an additional 375,000 shares of its common stock to cover over-allotments, if any. The Company expects to receive net proceeds, after deducting underwriter discounts and commissions, before estimated offering expenses, of approximately $66.2 million from the sale of the Shares. The Company anticipates using the net proceeds from the Offering to fund a portion of the consideration payable in connection with its previously announced acquisition of JM Bullion, Inc., and other general corporate purposes. If the acquisition of JM Bullion, Inc. is not consummated for any reason, proceeds from the Offering will be used by the Company for general corporate purposes.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (No. 333-249060) filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the SEC on March 4, 2021. The material terms of the Offering are described in the prospectus supplement dated March 4, 2021, to the registration statement.

The Offering is expected to close on March 8, 2021, subject to the satisfaction of the closing conditions set forth in the Underwriting Agreement. Under the Underwriting Agreement, the Company has also agreed to indemnify the Underwriter against certain liabilities, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the opinion of Kramer Levin Naftalis & Frankel LLP relating to the legality of the issuance of the shares in the Offering is attached to this Current Report on Form 8-K as Exhibit 5.1 and is incorporated by reference into the registration statement.

Item 7.01.	Regulation FD Disclosure

A copy of the press release announcing the pricing of the Offering is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, such press releases shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of March 4, 2021
5.1	Opinion of Kramer Levin Naftalis & Frankel LLP with respect to the validity of the shares
23.1	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1)
99.1	Press Release of A-Mark Precious Metals, Inc., dated March 4, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2021

A-MARK PRECIOUS METALS, INC.

By:	/s/ Carol Meltzer
Name:	Carol Meltzer
Title:	General Counsel and Secretary